Exhibit 5.1

                                                                         NORTON ROSE FULBRIGHT

August 26, 2016                                                                                                                                                                                                                                 Barristers & Solicitors / Patent & Trade-mark Agents

United States Securities and Exchange Commission                                                                                                                                                                              Norton Rose Fulbright Canada llp
Washington, DC                                                                                                                                                                                                                                  Royal Bank Plaza, South Tower, Suite 3800

20549 USA                                                                                                                                                                                                                                         200 Bay Street, P.O. Box 84

Gold Reserve Inc.                                                                                                                                                                                                                                Toronto, Ontario  M5J 2Z4  CANADA
926 West Sprague Avenue, Suite 200                                                                                                                                                                                                    F: +1 416 216 3930
Spokane, Washington                                                                                                                                                                                                                          nortonrosefulbright.com
99201 USA

                                                                                                                                                                                                               Our reference

                                                                                                                                                                                                               01116323-0001

Dear Sirs/ Mesdames:

Gold Reserve Inc. ― Registration Statement on Form F-3

We have acted as Alberta counsel to Gold Reserve Inc., a corporation continued under the Business Corporations Act (Alberta) (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission relating to up to 15,162,500 of the Company’s Class A Common Shares, no par value (“Class A Common Shares”) beneficially owned by the applicable selling securityholders named in the prospectus included in the Registration Statement (the “Selling Securityholders”), all of which securities are registered under the Registration Statement for resale by the Selling Securityholders.

We have been advised by the Company and have assumed for the purposes of this opinion that the Class A Common Shares registered under the Registration Statement comprise the following:

(a)           8,562,500 Class A Common Shares issued by the Company by way of private placement pursuant to an authorizing resolution of the board of directors of the Company (the “Board”) dated the 15th day of April, 2016 (the “Private Placement Resolution”);

(b)           2,100,000 Class A Common Shares issued by the Company pursuant to the exercise of options authorized by the Board pursuant to a resolution dated the 3rd day of January, 2011 (the “Option Resolution”) and subsequently transferred to one of the Selling Securityholders; and

(c)           4,500,000 Class A Common Shares issued by the Company prior to the continuance of the Company into the Province of Alberta on September 9, 2014 and subsequently transferred to one of the Selling Securityholders.

In rendering this opinion we have examined such corporate records, documents and instruments of the Company (including, without limitation, the Private Placement Resolution and the Option Resolution) and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or reproduced copies thereof (including documents received by electronic means or facsimile machine or retrieved electronically via the internet), and the authenticity of the originals of such conformed, certified or reproduced copies.

Norton Rose Fulbright Canada LLP is a limited liability partnership established in Canada.

Norton Rose Fulbright Canada LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright South Africa Inc and Norton Rose Fulbright US LLP are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com.

 August 26, 2016

                                                                                                                                                                                                   NORTON ROSE FULBRIGHT

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that 15,162,500 Class A Common Shares registered under the Registration Statement have been validly issued by the Company and are outstanding as fully paid and non-assessable.

This opinion is solely for your benefit and is not to be relied upon or reviewed by any other party without our prior written consent.

We hereby consent to the use of our opinion as an exhibit, and consent to the use of our name, in the Registration Statement.

Yours very truly,

“Norton Rose Fulbright Canada llp”

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